 EXHIBIT 21.1

AKORN, INC.
LISTING OF SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2014

Legal Entity Name	Incorporation	Ownership

Registrant / Parent Corporation:
Akorn, Inc.	Louisiana	Shareholders (NASDAQ: AKRX)

U.S. subsidiaries of Akorn, Inc.:
Advanced Vision Research, Inc.	Delaware	Akorn, Inc. (LA)
Akorn (New Jersey), Inc.	Illinois	Akorn, Inc. (LA)
Akorn Animal Health, Inc.	Delaware	Akorn, Inc. (LA)
Akorn Ophthalmics, Inc. Akorn Sales, Inc.	Delaware Delaware	Akorn, Inc. (LA) Akorn, Inc. (LA)
Inspire Pharmaceuticals, Inc.	Delaware	Oak Pharmaceuticals, Inc. (DE)
     Oak Pharmaceuticals, Inc.
Hi-Tech Pharmacal Co., Inc.
10 Edison Street LLC
13 Edison Street LLC
VPI Holdings Corp.
VPI Holdings Sub, LLC.
VersaPharm Incorporated
Covenant Pharma, Inc.
Olta Pharmaceuticals Corp.
Clover Pharmaceuticals Corp.
Delaware Delaware Delaware Delaware Delaware Delaware Georgia Georgia Delaware Delaware
Akorn, Inc. (LA)
Akorn, Inc. (LA)
Hi-Tech Pharmacal Co., Inc. (DE)
Hi-Tech Pharmacal Co., Inc. (DE)
Akorn, Inc. (LA)
VPI Holdings Corp. (DE)
VPI Holdings Sub, LLC. (DE)
VPI Holdings Sub, LLC. (DE)
VersaPharm Incorporated (GA)
VersaPharm Incorporated (GA)

Akorn-Strides, LLC	Delaware	Akorn, Inc. (LA) (50% owned)

Foreign subsidiaries of Akorn, Inc.:
WorldAkorn Pharma Mauritius	Mauritius	Akorn, Inc. (LA)
Akorn India Private Limited Akorn Canada, Inc. Akorn International S.à r.l.	India Canada Luxembourg	WorldAkorn Pharma Mauritius Akorn, Inc. (LA) Oak Pharmaceuticals, Inc. (DE)